Exhibit 99.1


Reliance Steel & Aluminum Co. Reports Record 2007 First Quarter Results


    LOS ANGELES--(BUSINESS WIRE)--April 19, 2007--Reliance Steel & Aluminum Co. (NYSE:RS) reported today its financial results for the first quarter ended March 31, 2007. For the 2007 first quarter, net income was a record $111.7 million, up 55% compared with net income of $71.9 million for the 2006 first quarter. Earnings per diluted share were a record $1.46 for the 2007 first quarter, compared with $1.07 for the 2006 first quarter. 2007 first quarter sales were $1.84 billion, an increase of 86% compared with 2006 first quarter sales of $988 million. The 2007 first quarter financial results include in cost of sales a pre-tax LIFO expense amount of $18.8 million, or $.15 per diluted share, compared with a pre-tax LIFO expense amount of $5.0 million, or $.05 per diluted share in the 2006 first quarter. All share and per share amounts have been adjusted for the two-for-one common stock split effective July 19, 2006.

    David H. Hannah, Chief Executive Officer of Reliance said, "We are very pleased with our 2007 first quarter results. Overall, customer demand was steady throughout the quarter at what we consider to be a healthy level. Our first quarter performance, as compared to 2006, was most significantly impacted by our 2006 and 2007 acquisitions that represented over $750 million of revenue in the 2007 first quarter."

    "During the quarter, we completed three acquisitions. They include the Encore Group of metals service center companies (Encore Metals, Encore Metals (USA), Inc., Encore Coils, and Team Tube in Canada) headquartered in Edmonton, Alberta, Canada; Crest Steel Corporation, a metals service center company headquartered in Carson, CA and Industrial Metals and Surplus, Inc. a metals service center company headquartered in Atlanta, GA and a related company, Athens Steel, Inc. located in Athens, GA," Hannah said.

    "We also managed our working capital well during the quarter that ended with net debt-to-total capital at 40.6%. Operating cash flow was strong at about $71 million, up 72% from the 2006 first quarter. In April of 2007, we exchanged the $600 million of notes that were issued in November of 2006 for publicly traded notes registered with the Securities and Exchange Commission," added Hannah.

    "We believe that our major markets including aerospace, energy, non-residential construction, electronics and semiconductors, as well as rail car and ship building will continue to grow, but at a slower rate than in 2006. Additionally, we do not expect our costs and pricing to change significantly as the year progresses. As a result, we expect record sales and earnings in 2007 and currently estimate earnings per diluted share for the 2007 second quarter in a range of $1.45 to $1.55," Hannah concluded.

    On February 14, 2007, the Board of Directors declared a 33% increase in the regular quarterly cash dividend to $.08 per share of common stock. The 2007 first quarter dividend was paid on March 30 to shareholders of record March 9. The Company has paid regular quarterly dividends for 47 consecutive years.

    Reliance will host a conference call that will be broadcast live over the Internet (listen only mode) regarding the first quarter financial results for the period ended March 31, 2007. All interested parties are invited to listen to the web cast on April 19, 2007 at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media. The web cast will remain on the Reliance web site at: www.rsac.com through May 19, 2007 and a printed transcript will be posted on the Reliance web site after the completion of the conference call.

    Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is one of the largest metals service center companies in the United States. Through a network of more than 180 locations in 37 states and Belgium, Canada, China and South Korea, the Company provides value-added metals processing services and distributes a full line of over 100,000 metal products. These products include galvanized, hot-rolled and cold-finished steel; stainless steel; aluminum; brass; copper; titanium and alloy steel sold to more than 125,000 customers in various industries.

    Reliance Steel & Aluminum Co.'s press releases and additional information are available on the Company's web site at www.rsac.com. The Company was named to the 2007 List of "America's Most Admired Companies" by Fortune and the 2007 Forbes "Platinum 400 List of America's Best Big Companies."

    This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which Reliance Steel & Aluminum Co. has no control. These risk factors and additional information are included in the Company's reports on file with the Securities and Exchange Commission.



                    RELIANCE STEEL & ALUMINUM CO.
                       SELECTED FINANCIAL DATA
          (In thousands, except share and per share amounts)

                                                Three Months
                                              Ended March 31,
                                      --------------------------------
                                           2007             2006
                                      ---------------- ---------------
Income Statement Data:
Net sales                             $     1,841,890  $      987,986
Gross profit                                  472,452         270,185
Operating profit(1)                           200,844         122,114
EBITDA(2)                                     217,274         134,368
EBIT(2)                                       198,823         122,547
Pre-tax income                                178,713         116,838
Net income                                    111,696          71,855
EPS - diluted(3)                      $          1.46  $         1.07
Weighted average shares outstanding -
 Diluted(3)                                76,452,752      67,196,664
Gross profit margin                              25.7%           27.3%
Operating profit margin(1)                       10.9%           12.4%
EBITDA margin(2)                                 11.8%           13.6%
EBIT margin(2)                                   10.8%           12.4%
Pre-tax margin                                    9.7%           11.8%
Net margin                                        6.1%            7.3%
Cash dividends per share(3)           $           .08  $          .05

                                         March 31,      December 31,
                                           2007             2006
                                      ---------------- ---------------
Balance Sheet and Other Data:
Current assets                        $     1,952,602  $    1,675,389
Working capital                             1,255,382       1,124,650
Net fixed assets                              758,318         742,672
Total assets                                4,075,325       3,614,173
Current liabilities                           697,220         550,739
Long-term debt(4)                           1,304,632       1,088,051
Shareholders' equity                        1,864,258       1,746,398
Capital expenditures (year-to-date)            24,730         108,742
Net debt-to-total capital(5)                     40.6%           37.6%
Return on equity(6)                              22.6%           27.3%
Current ratio                                     2.8             3.0
Book value per share(3)               $         24.53  $        23.07
Cash flow from operations per
 share(3), (7)                        $          2.90  $         2.59




(1) Operating profit is calculated as net sales less cost of sales, warehouse, delivery, selling, general and administrative expenses and depreciation expense.

(2) See Consolidated Statements of Income for reconciliation of EBIT and EBITDA. EBIT is defined as the sum of income before interest expense and income taxes. EBITDA is defined as the sum of income before interest expense, income taxes, depreciation expense and amortization of intangibles. We believe that EBIT and EBITDA are commonly used as a measure of performance for companies in our industry and are frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. EBIT and EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBIT and EBITDA are significant components in understanding and assessing financial performance. EBIT or EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.

(3) All periods have been adjusted to reflect the two-for-one stock split effected in the form of a 100% stock dividend that was declared on May 17, 2006 and distributed on July 19, 2006 to shareholders of record on July 5, 2006.

(4) Long-term debt includes capital lease obligations of $5,004 and $4,956 as of March 31, 2007 and December 31, 2006, respectively.

(5) Net debt-to-total capital is calculated as total debt (net of cash) divided by shareholders' equity plus total debt (net of cash).

(6) Calculations are based on the latest twelve months net income and beginning shareholders' equity. The 2006 calculation adjusted beginning shareholders' equity for $360.5 million of common stock and stock options issued to fund an acquisition on April 3, 2006.

(7) Calculations are based on the latest twelve months.




                    RELIANCE STEEL & ALUMINUM CO.
                     CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share amounts)

                                ASSETS
                                         March 31,      December 31,
                                           2007             2006
                                      ---------------- ---------------
Current assets:
  Cash and cash equivalents           $        28,578  $       57,475
  Accounts receivable, less allowance
   for doubtful accounts of $20,010
   at March 31, 2007 and $16,755 at
   December 31, 2006                          835,204         666,273
  Inventories                               1,063,840         904,318
  Prepaid expenses and other current
   assets                                      24,980          22,179
  Income taxes receivable                          --          25,144
                                      ---------------- ---------------
Total current assets                        1,952,602       1,675,389
Property, plant and equipment, at
 cost:
  Land                                        108,994         108,022
  Buildings                                   396,412         385,851
  Machinery and equipment                     586,100         565,951
  Accumulated depreciation                   (333,188)       (317,152)
                                      ---------------- ---------------
                                              758,318         742,672

Goodwill                                      932,281         784,871
Intangible assets, net                        371,061         354,195
Cash surrender value of life
 insurance policies, net                       44,162          41,190
Other assets                                   16,901          15,856
                                      ---------------- ---------------
Total assets                          $     4,075,325  $    3,614,173
                                      ================ ===============

                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                    $       445,002  $      340,356
  Accrued expenses                             58,662          36,481
  Accrued compensation and retirement
   costs                                       63,613          92,905
  Accrued insurance costs                      36,673          34,475
  Income taxes payable                         36,741              --
  Deferred income taxes                        23,707          23,706
  Current maturities of long-term
   debt                                        32,257          22,257
  Current maturities of capital
   leases                                         565             559
                                      ---------------- ---------------
Total current liabilities                     697,220         550,739
Long-term debt                              1,266,806       1,083,095
Capital lease obligations                       5,004           4,956
Long-term retirement costs and other
 long-term liabilities                         52,233          46,111
Deferred income taxes                         188,468         181,628
Minority interest                               1,336           1,246
Commitments and contingencies                      --              --
Shareholders' equity:
  Preferred stock, no par value:
    Authorized shares -- 5,000,000
    None issued or outstanding                     --              --
  Common stock, no par value:
    Authorized shares -- 100,000,000
    Issued and outstanding shares --
     76,005,439 at March 31, 2007 and
     75,702,046 at December 31, 2006,
     respectively, stated capital             709,122         701,690
  Retained earnings                         1,154,352       1,046,339
  Accumulated other comprehensive
   income/(loss)                                  784          (1,631)
                                      ---------------- ---------------
Total shareholders' equity                  1,864,258       1,746,398
                                      ---------------- ---------------
Total liabilities and shareholders'
 equity                               $     4,075,325  $    3,614,173
                                      ================ ===============




                    RELIANCE STEEL & ALUMINUM CO.
                  CONSOLIDATED STATEMENTS OF INCOME
          (In thousands, except share and per share amounts)

                                                Three Months
                                              Ended March 31,
                                      --------------------------------
                                           2007             2006
                                      ---------------- ---------------
Net sales                             $     1,841,890  $      987,986
Other income, net                                 374           1,278
                                      ---------------- ---------------
                                            1,842,264         989,264
Costs and expenses:
  Cost of sales (exclusive of
   depreciation and amortization
   shown below)                             1,369,438         717,801
  Warehouse, delivery, selling,
   general and administrative                 255,552         137,095
  Depreciation and amortization                18,451          11,821
  Interest expense                             20,110           5,709
                                      ---------------- ---------------
                                            1,663,551         872,426

                                      ---------------- ---------------
Income from continuing operations
 before income taxes                          178,713         116,838
Provision for income taxes                     67,017          44,983
                                      ---------------- ---------------
Net income                            $       111,696  $       71,855
                                      ================ ===============

Earnings per share:
Income from continuing operations -
 diluted                              $          1.46  $         1.07
                                      ================ ===============
Weighted average shares outstanding -
 diluted                                   76,452,752      67,196,664
                                      ================ ===============

Income from continuing operations -
 basic                                $          1.47  $         1.08
                                      ================ ===============
Weighted average shares outstanding -
 basic                                     75,862,219      66,279,524
                                      ================ ===============

Cash dividends per share              $           .08  $          .05
                                      ================ ===============


                  Reconciliation of EBIT and EBITDA

Income from continuing operations
 before income taxes                  $       178,713  $      116,838
Interest expense                               20,110           5,709
                                      ---------------- ---------------
EBIT                                          198,823         122,547
                                      ---------------- ---------------
Depreciation expense                           16,147          11,023
Amortization expense                            2,304             798
                                      ---------------- ---------------
EBITDA                                $       217,274  $      134,368
                                      ================ ===============




                    RELIANCE STEEL & ALUMINUM CO.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                             Three Months Ended
                                                 March 31,
                                      --------------------------------
                                           2007             2006
                                      ---------------- ---------------
Operating activities:
Net income                            $       111,696  $       71,855
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
   Depreciation and amortization               18,451          11,821
   Deferred income taxes                         (238)           (436)
   Gain on sales of property and
    equipment                                    (591)           (527)
   Minority interest                               90              47
   Stock based compensation expense             1,812           1,132
   Excess tax benefits from stock
    based compensation                         (2,390)           (963)
   Increase in cash surrender value
    of life insurance policies                   (118)             --
   Changes in operating assets and
    liabilities (excluding effect of
    businesses acquired):
      Accounts receivable                    (113,562)        (66,261)
      Inventories                             (61,299)        (53,935)
      Prepaid expenses and other
       assets                                  (1,335)         (2,180)
      Accounts payable and accrued
       expenses                               118,253          80,486
                                      ---------------- ---------------
Net cash provided by operating
 activities                                    70,769          41,039

Investing activities:
  Purchases of property, plant and
   equipment, net                             (24,730)        (26,109)
  Acquisitions of metals service
   centers and net asset purchases of
   metals service centers, net of
   cash acquired                             (217,348)        (34,826)
  Proceeds from sales of property and
   equipment                                      823           1,678
  Net investment in life insurance
   policies                                       (64)             --
                                      ---------------- ---------------
Net cash used in investing activities        (241,319)        (59,257)

Financing activities:
  Proceeds from borrowings                    450,375         170,000
  Principal payments on long-term
   debt and short-term borrowings            (310,610)       (150,457)
  Payments to former minority
   shareholders                                    --          (1,291)
  Dividends paid                               (6,073)         (3,316)
  Excess tax benefits from stock
   based compensation                           2,390             963
  Exercise of stock options                     5,339           1,236
  Issuance of common stock                        281             222
                                      ---------------- ---------------
Net cash provided by financing
 activities                                   141,702          17,357
Effect of exchange rate changes on
 cash                                             (49)            298
                                      ---------------- ---------------
Increase in cash and cash equivalents         (28,897)           (563)
Cash and cash equivalents at
 beginning of period                           57,475          35,022
                                      ---------------- ---------------
Cash and cash equivalents at end of
 period                               $        28,578  $       34,459
                                      ================ ===============

Supplemental cash flow information:
Interest paid during the period       $         5,304  $        4,112
Income taxes paid during the period   $         2,514  $        5,427



    CONTACT: Reliance Steel & Aluminum Co.
             Kim P. Feazle, Investor Relations
             (713) 610-9937
             (213) 576-2428
             kfeazle@rsac.com
             investor@rsac.com